Exhibit 99.1

KULR Set to Join Russell Microcap® Index

SAN DIEGO / GLOBENEWSWIRE / June 6, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, is set to join the Russell Microcap® Index at the conclusion of the 2022 Russell indexes annual reconstitution, effective after the US market opens on June 27, according to a preliminary list of additions posted June 3.

Membership in the Russell Microcap® Index, which remains in place for one year, means automatic inclusion in the appropriate growth and value style indexes. FTSE Russell determines membership for its Russell indexes primarily by objective, market-capitalization rankings and style attributes.

“We look forward to joining the well-known Russell Microcap® Index, as it will enhance our equity profile and support our efforts in expanding our existing base of institutional investors,” said KULR CEO Michael Mo. “As we just pass the year mark from uplisting to the NYSE, it is truly an honor to be on track to achieve another encouraging milestone in our company’s history. With several exciting initiatives brewing in the pipeline, we look forward to further sharing the KULR story to the broader investment community.”

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Approximately $12 trillion in assets are benchmarked against Russell’s US indexes. Russell indexes are part of FTSE Russell, a leading global index provider.

For more information on the Russell Microcap® Index and the Russell indexes reconstitution, go to the “Russell Reconstitution” section on the FTSE Russell website.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

About FTSE Russell:

FTSE Russell is a global index leader that provides innovative benchmarking, analytics and data solutions for investors worldwide. FTSE Russell calculates thousands of indexes that measure and benchmark markets and asset classes in more than 70 countries, covering 98% of the investable market globally.

FTSE Russell index expertise and products are used extensively by institutional and retail investors globally. Approximately $20 trillion is currently benchmarked to FTSE Russell indexes. For over 30 years, leading asset owners, asset managers, ETF providers and investment banks have chosen FTSE Russell indexes to benchmark their investment performance and create ETFs, structured products and index-based derivatives.

A core set of universal principles guides FTSE Russell index design and management: a transparent rules-based methodology is informed by independent committees of leading market participants. FTSE Russell is focused on applying the highest industry standards in index design and governance and embraces the IOSCO Principles. FTSE Russell is also focused on index innovation and customer partnerships as it seeks to enhance the breadth, depth and reach of its offering.

FTSE Russell is wholly owned by London Stock Exchange Group.

For more information, visit www.ftserussell.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Relations:
Annika Harper
The Antenna Group
KULR@antennagroup.com

Investor Relations:
Tom Colton or Matt Glover
Gateway Investor Relations
Main: (949) 574-3860
KULR@gatewayir.com